                                  Exhibit 10.8

                                  JOSTENS, INC.

                 EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

                                            As Adopted Effective January 1, 1999

                                  JOSTENS, INC.

                 EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

                                Table of Contents

                                                                          Page

ARTICLE 1. INTRODUCTION.....................................................1

   1.1.  PLAN NAME..........................................................1
   1.2.  PLAN TYPE..........................................................1
   1.3.  PLAN PURPOSE.......................................................1

ARTICLE 2. DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS....................1

   2.1.  AFFILIATE..........................................................1
   2.2.  BASE PAY...........................................................1
   2.3.  BENEFIT PLAN.......................................................1
   2.4.  BOARD..............................................................2
   2.5.  CAUSE..............................................................2
   2.6.  CHANGE IN CONTROL..................................................3
   2.7.  CODE...............................................................4
   2.8.  COMPANY............................................................4
   2.9.  CONTINUATION PERIOD................................................4
   2.10. DATE OF TERMINATION................................................4
   2.11. ELIGIBLE PARTICIPANT...............................................5
   2.12. ERISA..............................................................5
   2.13. EXCHANGE ACT.......................................................5
   2.14. GOOD REASON........................................................6
   2.15. GOVERNING LAW......................................................7
   2.16. HEADINGS...........................................................7
   2.17. NOTICE OF TERMINATION..............................................7
   2.18. NUMBER AND GENDER..................................................7
   2.19. OTHER ARRANGEMENT..................................................7
   2.20. PARENT CORPORATION.................................................7
   2.21. PARTICIPANT........................................................7
   2.22. PLAN...............................................................8
   2.23. PERSON.............................................................8
   2.24. QUALIFIED EMPLOYEE.................................................8
   2.25. SUCCESSOR..........................................................8
   2.26. TRUST..............................................................8
   2.27. TRUSTEE............................................................8

ARTICLE PARTICIPATION AND ELIGIBILITY FOR BENEFITS..........................9

   3.1.  COMMENCEMENT OF PARTICIPATION......................................9
   3.2.  CEASING TO BE A QUALIFIED EMPLOYEE.................................9
   3.3.  ELIGIBILITY FOR BENEFITS...........................................9

ARTICLE BENEFITS...........................................................10

   4.1.  COMPENSATION AND BENEFITS BEFORE DATE OF TERMINATION..............10
   4.2.  CASH PAYMENT......................................................10
   4.3.  CONTINUATION OF CERTAIN WELFARE BENEFITS..........................11
   4.4.  CONTINUATION OF PERQUISITES.......................................12
   4.5.  EXCESS PARACHUTE PAYMENTS.........................................12
   4.6.  INDEMNIFICATION...................................................13

ARTICLE ADMINISTRATION AND ENFORCEMENT OF RIGHTS...........................13

   5.1.  PLAN ADMINISTRATION...............................................13
   5.2.  AMENDMENT AND TERMINATION.........................................13

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   5.3.  BENEFIT CLAIMS....................................................14
   5.4.  DISPUTES..........................................................14
   5.5.  FUNDING AND PAYMENT...............................................15

ARTICLE MISCELLANEOUS......................................................15

   6.1.  SUCCESSORS........................................................15
   6.2.  BINDING PLAN......................................................16
   6.3.  VALIDITY..........................................................16
   6.4.  NO MITIGATION.....................................................16
   6.5.  NO SET-OFF........................................................16
   6.6.  TAXES.............................................................16
   6.7.  NOTICES...........................................................16
   6.8.  EFFECT OF PLAN BENEFITS ON OTHER SEVERANCE PLANS..................16
   6.9.  RELATED PLANS.....................................................16
   6.10. NO EMPLOYMENT OR SERVICE CONTRACT.................................17
   6.11. SURVIVAL..........................................................17
   6.12. EFFECT ON OTHER PLANS.............................................17
   6.13. PROHIBITION OF ALIENATION.........................................17
   6.14. NOTICE OF REEMPLOYMENT............................................17

                                  JOSTENS, INC.

                 EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

                                     ARTICLE
                                       1.
                                  INTRODUCTION

1.1.   Plan Name.

       The name of the Plan is the "Jostens, Inc. Executive Change in Control Severance Pay Plan."

1.2.   Plan Type.

       The Plan is an unfunded plan maintained by the Company primarily for the purpose of providing benefits for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA, to the extent such provisions would otherwise be applicable, by operation of Sections 201(2), 301(a)(3) and 401(a)(1) thereof, respectively. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed in a manner that gives effect to such intent.

1.3.   Plan Purpose.

       The purpose of the Plan is to provide benefits to Qualified Employees whose employment is terminated in connection with a Change in Control.

                                     ARTICLE
                                       2.
                  DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS

       The definitions and rules of construction and interpretation set forth in this Article 2 apply in construing the Plan unless the context otherwise indicates.

2.1.   Affiliate.

       An "Affiliate" is:

       (a) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Parent Corporation; or

       (b) any other form of business entity in which the Parent Corporation, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

2.2.   Base Pay.

       The "Base Pay" of a Participant is his or her annual base salary from the Company at the rate in effect immediately prior to the Change in Control or at the time Notice of Termination is given, whichever is greater. Base Pay includes only regular cash salary and is determined before any reduction or deduction of any kind.

2.3.   Benefit Plan.

       A "Benefit Plan" is any

       (a)    employee benefit plan as defined in ERISA Section 3(3),
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       (b)    cafeteria plan described in Code Section 125,

       (c) plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments or perquisites or

       (d) stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan that is sponsored, maintained or contributed to by the Company for the benefit of employees (and/or their families and dependents) generally or a Participant (and/or a Participant's family and dependents) in particular.

2.4.   Board.

       The "Board" is the board of directors of the Parent Corporation duly qualified and acting at the time in question. On and after the date of a Change in Control, any duty of the Board in connection with the Plan is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

2.5.   Cause.

       (a) Subject to Subsection (b), "Cause" with respect to a particular Participant is any of the following:

              (i)    the Participant's gross misconduct;

              (ii) the Participant's willful and continued failure to perform substantially his or her duties with the Company (other than any such failure relating to changes in the Participant's duties after a Change in Control that constitute Good Reason) after a demand for substantial performance is delivered to the Participant by the Chair of the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and provides for a reasonable period of time within which the Participant may take corrective measures; or

              (iii) the Participant's conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Participant's ability to perform substantially his or her duties with the Company.

              An act or failure to act will be considered "gross" or "willful" for this purpose only if done, or omitted to be done, by the Participant in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be taken or not taken by the Participant in good faith and in the best interests of the Company. In addition, the Participant's attention to matters not directly related to the business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing to the Participant's engagement in such activities either before or within a reasonable time after the Board knew or reasonably should have known that the Participant engaged in the activities.

       (b) Notwithstanding Subsection (a), a Participant may not be terminated for Cause unless and until there has been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board), finding that in the

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              good faith opinion of the Board the Participant was guilty of the conduct set forth in clause (i), (ii) or (iii) of Subsection (a) and specifying the particulars thereof in detail.

2.6.   Change in Control.

       (a) "Change in Control" is the occurrence of any of the following on or after January 1, 1999:

              (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Parent Corporation, in one transaction or in a series of related transactions, to any Person;

              (ii) the approval by the stockholders of the Parent Corporation of any plan or proposal for the liquidation or dissolution of the Parent Corporation;

              (iii) any Person, other than a "bona fide underwriter," is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (1) 20 percent or more, but not more than 50 percent, of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors," as defined at Subsection (b) or (2) more than 50 percent of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

              (iv) a merger or consolidation to which the Parent Corporation is a party if the stockholders of the Parent Corporation immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Parent Corporation at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving corporation representing (1) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (2) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors); or

              (v) the continuity directors cease for any reason to constitute at least a majority the Board.

       (b)    For purposes of this section-

              (i) "Continuity director" means any individual who was a member of the Board on April 24, 1998, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Parent Corporation's stockholders, was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Parent Corporation in which such individual is named as a nominee for director without objection to such nomination). For example, if a majority of the seven individuals constituting the Board on April 24, 1998, approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board on April 24, 1998, the two newly elected directors would join the five remaining directors who were members of the Board on April 24, 1998 as continuity directors. Similarly, if a majority of those seven directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board on April 24, 1998, the three newly elected directors would also become, along with the other four directors, continuity directors. Individuals subsequently joining the Board could become continuity directors under the principles reflected in this example.

              (ii) "Bona fide underwriter" means a Person engaged in business as an underwriter of securities that acquires securities of the Parent Corporation from the Parent Corporation through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

2.7.   Code.

       The "Code" is the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.8.   Company.

       The "Company" is the Parent Corporation, any Successor and any Affiliate.

2.9.   Continuation Period.

       The "Continuation Period" with respect to an Eligible Participant is the period that begins on the Eligible Participant's Date of Termination and ends on the last day of the

       (a) thirty-sixth month that begins after the Eligible Participant's Date of Termination if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was the Chief Executive Officer of the Parent Corporation, or

       (b) twenty-fourth month that begins after the Eligible Participant's Date of Termination if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was the President of the Parent Corporation (unless the Chief Executive Officer of the Parent Corporation is also the President of the Parent Corporation, in which case the Continuation Period will be the period specified in clause (a)), an Executive Vice President of the Parent Corporation or a Senior Vice President of the Parent Corporation, or

       (c) eighteenth month that begins after the Eligible Participant's Date of Termination if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was a Vice President of the Parent Corporation elected by the Board other than an Executive Vice President or Senior Vice President, or

       (d) fifteenth month that begins after the Eligible Participant's Date of Termination in the case of any other Eligible Participant.

2.10.  Date of Termination.

       The "Date of Termination" with respect to a Participant following a Change in Control (or prior to a Change in Control if the Participant's termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) means:

       (a) if the Participant's employment is to be terminated by the Participant for Good Reason, the date specified in the Notice of Termination which in no event may be a date more than 15 days after the date on which Notice of Termination is given unless the Company expressly agrees in writing to a later date;

       (b) if the Participant's employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;

       (c) if the Participant's employment is terminated by reason of his or her death, the date of his or her death; or

       (d) if the Participant's employment is to be terminated by the Company for any reason other than Cause or his or her death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless the Participant expressly agrees in writing to an earlier date.

If the Company terminates a Participant's employment for Cause following a Change in Control (or prior to a Change in Control if the Participant's termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) and the Participant has not previously expressly agreed in writing to the termination, then within the 30-day period after the Participant's receipt of the Notice of Termination, the Participant may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the arbitrators or a court in a proceeding as provided in Section 5.4. During the pendency of any such dispute, the Participant will continue to make himself or herself available to provide services to the Company and the Company will continue to pay the Participant his or her full compensation and benefits in effect immediately prior to the date on which the Notice of Termination is given (without regard to any changes to such compensation or benefits which constitute Good Reason) and until the dispute is resolved in accordance with Section 5.4. The Participant will be entitled to retain the full amount of any such compensation and benefits without regard to the resolution of the dispute unless the arbitrators or judge decide(s) that the Participant's claim of a dispute was frivolous or advanced by the Participant in bad faith.

2.11.  Eligible Participant.

       An "Eligible Participant" is a Participant who has become eligible to receive benefits pursuant to Section 3.3.

2.12.  ERISA.

       "ERISA" is the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.13.  Exchange Act.

       The "Exchange Act" is the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.14.  Good Reason.

       (a) Subject to Subsection (a), "Good Reason" with respect to a Participant is any of the following:

              (i) a change in the Participant's title(s), status, position(s), authority, duties or responsibilities as an executive of the Company as in effect at any time during the 90-day period ending on the date of the Change in Control which, in the Participant's reasonable judgment, is adverse (other than, if applicable, any such change directly attributable to the fact that the Parent Corporation is no longer publicly owned); provided, however, that Good Reason does not include a change in a Participant's title(s), status, position(s), authority, duties or responsibilities caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change is given by the Participant;

              (ii) a reduction by the Company in the Participant's Base Pay, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased or by a reduction in the Participant's target annual incentive award as in effect immediately prior to the Change in Control or as thereafter increased;

              (iii) the failure by the Company to cover the Participant under Benefit Plans that, in the aggregate, provide substantially similar benefits to the Participant and/or his or her family and dependents at a substantially similar total cost to the Participant (e.g., premiums, deductibles, co-pays, out of pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under the Benefit Plans in which the Participant (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the Change in Control;

              (iv) the Company's requiring a Participant to be based more than 30 miles from where his or her office is located immediately prior to the Change in Control, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company during the 180-day period ending on the date of the Change in Control (without regard to travel related to or in anticipation of the Change in Control);

              (v) the failure of the Parent Corporation to obtain from any Successor the assent to this Plan contemplated by Section 6.1;

              (vi) any purported termination by the Company of a Participant's employment which is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Plan, and for purposes of this Plan, no such purported termination will be effective; or

              (vii) any refusal by the Company to continue to allow a Participant to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the Change in Control, the Participant was not expressly prohibited by the Company from attending to or engaging in.

       (b) A Participant's continued employment does not constitute consent to, or waiver of any rights arising in connection with, any circumstance constituting Good Reason. Termination by a Participant of his or her employment for Good Reason as defined in this section will constitute Good Reason for all purposes of this Plan, notwithstanding that the Participant may also thereby be deemed to have "retired" under any applicable retirement programs of the Company.

2.15.  Governing Law.

       To the extent that state law is not preempted by provisions of ERISA or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of this Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of laws principles of the State of Minnesota or of any other jurisdiction.

2.16.  Headings.

       The headings of articles and sections are included solely for convenience. If there is a conflict between the headings and the text of the Plan, the text will control.

2.17.  Notice of Termination.

       A "Notice of Termination" is a written notice given on or after the date of a Change in Control (unless the termination before the date of the Change in Control was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control in which case the written notice may be given before the date of the Change in Control) which indicates the specific termination provision in this Plan pursuant to which the notice is given. Any purported termination by the Company or by a Participant for Good Reason on or after the date of a Change in Control (or before the date of the Change in Control if the termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that a Participant's failure to provide Notice of Termination will not limit any of his or her rights under the Plan except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

2.18.  Number and Gender.

       Wherever appropriate, the singular number may be read as the plural, the plural number may be read as the singular and a reference to one gender may be read as a reference to the other.

2.19.  Other Arrangement.

       An "Other Arrangement" is any Benefit Plan or other plan, policy or practice of the Company or any other agreement between the Participant and the Company, other than the Plan.

2.20.  Parent Corporation.

       The "Parent Corporation" is Jostens, Inc. and any Successor.

2.21.  Participant.

       A "Participant" is a Qualified Employee who is participating in the Plan pursuant to Article 3.

2.22.  Plan.

       The "Plan" is that set forth in this instrument as it may be amended from time to time.

2.23.  Person.

       A "Person" includes any individual, corporation, partnership, group, association or other "person," as such term is used in Section 13 (d) or Section 14(d) of the Exchange Act, other than the Parent Corporation, any Affiliate or any benefit plan sponsored by the Parent Corporation or an Affiliate.

2.24.  Qualified Employee.

       (a) A "Qualified Employee" is an individual who (i) is either (1) employed by the Parent Corporation as an executive officer of the Parent Corporation elected by the Board or (2) employed by the Company as a management or highly compensated employee, as determined by the Chief Executive Officer of the Parent Corporation, and selected as a Qualified Employee by the Chief Executive Officer of the Parent Corporation and (ii) is not a party to a separate written agreement with the Company which by its express terms specifically provides that the individual is not eligible to participate in the Plan.

       (b) An individual who, during the 90-day period ending on the date of a Change in Control, ceases to be an executive officer of the Parent Corporation elected by the Board, will nevertheless remain a Qualified Employee until his or her Date of Termination.

       (c) In the case of an individual who is selected as a Qualified Employee pursuant to Subsection (a)(i)(2), the Chief Executive Officer of the Parent Corporation may at any time prior to a Change in Control, but not thereafter, determine that the individual is no longer a Qualified Employee but as to that individual, the Chief Executive Officer's determination will be deemed to be an amendment to the Plan subject to the provisions of
              Section 5.2(a).

2.25.  Successor.

       A "Successor" is any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Parent Corporation's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Parent Corporation's outstanding securities ordinarily having the right to vote at the election of directors, all or substantially all of its assets or otherwise.

2.26.  Trust.

       "Trust" means the trust or trusts, if any, established by the Company pursuant to Section 5.5.

2.27.  Trustee.

       "Trustee" means the one or more banks or trust companies which at the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

                                     ARTICLE
                                       3.
                   PARTICIPATION AND ELIGIBILITY FOR BENEFITS

3.1.   Commencement of Participation.

       (a) An individual who is employed by the Parent Corporation as an executive officer of the Parent Corporation elected by the Board will commence participation in the Plan on the first day on which he or she performs services for the Parent Corporation as an executive officer of the Parent Corporation elected by the Board.

       (b) An individual who is selected by the Chief Executive Officer of the Parent Corporation as a Qualified Employee pursuant to Section 2.24(a)(i)(2) will commence participation in the Plan as of the date specified by the Chief Executive Officer of the Parent Corporation in a notice to the individual regarding his or her selection.

       (c) Notwithstanding any other provision of the Plan to the contrary, no individual will commence participation in the Plan on or after the date of a Change in Control.

3.2.   Ceasing to be a Qualified Employee.

       (a) A Participant who ceases for any reason to be a Qualified Employee will, except with respect to any current or future benefit to which he or she is then entitled, thereupon cease his or her participation in the Plan.

       (b) Notwithstanding any other provision of the Plan to the contrary, a Participant will cease to be a Qualified Employee if, prior to the date of a Change in Control: (i) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and no Change in Control occurs in connection therewith; (ii) the Participant's primary employment duties are with the Affiliate at the time of the occurrence of such event; and (iii) such Participant does not, in conjunction therewith, transfer employment directly to the Parent Corporation or another Affiliate as a Qualified Employee.

3.3.   Eligibility for Benefits.

       (a)    A Participant will become eligible for the benefits provided in
              Article 4 if and only if (i) (1) the Company terminates his or her employment for any reason other than his or her death or Cause or
              (2) the Participant terminates employment with the Company for Good Reason and (ii) the termination occurs within the period beginning on the date of a Change in Control and ending on the last day of the twenty-fourth month that begins after the month in which the Change in Control occurs or prior to a Change in Control if the termination was either a condition of the Change in Control or at the request or insistence of a Person related to the Change in Control.

       (b) If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate is or are sold, transferred or otherwise disposed of and the acquiror is not the Parent Corporation or an Affiliate (a "Disposition"), any individual who was a Qualified Employee immediately prior to the Disposition and who remains or becomes employed by the acquiror or any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the acquiror (an "Acquiror Affiliate") in connection with the Disposition will be deemed to have terminated employment on the effective date of the Disposition for purposes of Subsection (a) unless (i) the acquiror and the Acquiror Affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by the individual, to perform the obligations of this Plan to the same extent that the Company would be required to perform if the Disposition had not occurred and (ii) the Successor guarantees, in a manner that is enforceable by the individual, payment and performance by the acquiror.

                                     ARTICLE
                                       4.
                                    BENEFITS

4.1.   Compensation and Benefits Before Date of Termination.

       During the period beginning on the date a Participant or the Company, as the case may be, receives Notice of Termination and ending on the Date of Termination, the Company will continue to pay the Participant his or her Base Pay and cause his or her continued participation in all Benefit Plans in accordance with the terms of such Benefit Plans.

4.2.   Cash Payment.

       (a) The Company will make a cash payment to an Eligible Participant in an amount equal to the product of the applicable amount determined under clause (i) multiplied by the applicable factor determined under clause (ii).

              (i) The applicable amount with respect to an Eligible Participant is the sum of the Eligible Participant's Base Pay plus the greater of

                     (1) the amount of the Eligible Participant's target annual incentive award for the fiscal year of the Company during which the Date of Termination occurs and

                     (2) the average amount of the Eligible Participant's actual annual incentive award for the three consecutive fiscal years of the Company ending immediately prior to the date of the Change in Control (or if the Eligible Participant was not an employee of the Company for such three-year period, the average amount of his or her actual annual incentive award for any prior full fiscal years of the Company).

              (ii) The applicable factor with respect to an Eligible Participant is

                     (1) three if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was the Chief Executive Officer of the Parent Corporation, or

                     (2) two if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was the President of the Parent Corporation (unless the Chief Executive Officer of the Parent Corporation is also the President of the Parent Corporation, in which case the applicable factor is the factor specified in item (1)), an Executive Vice President of the Parent Corporation or a Senior Vice President of the Parent Corporation, or

                     (3) one and one-half if, immediately prior to the date of the Change in Control (or, if earlier, immediately prior to the Eligible Participant's Date of Termination), the Eligible Participant was a Vice President of the Parent Corporation elected by the Board other than an Executive Vice President or Senior Vice President, or

                     (4) one and one-quarter in the case of any other Eligible Participant.

              The payment pursuant to this subsection is in lieu of any other cash bonus payment to which the Eligible Participant may otherwise be entitled under any annual bonus plan for the period that includes the Participant's Date of Termination.

       (b) The Company will make a lump sum cash payment to an Eligible Participant in an amount equal to the amount by which the actuarially equivalent lump sum value of the benefit he or she would have received under the Company Pension Plans had he or she remained employed with the Company until the end of his or her Continuation Period and had his or her benefit under all such Company Pension Plans been fully vested exceeds the actuarially equivalent lump sum value of the benefit which he or she is actually entitled to receive under the Company Pension Plans. For purposes of applying the foregoing sentence:

              (i) Company Pension Plan means each qualified or nonqualified defined benefit pension plan, arrangement or agreement maintained by the Company and covering the Eligible Participant, or to which the Company and the Eligible Participant are parties, as in effect immediately prior to the Eligible Participant's Date of Termination (without regard to any changes to such plans, arrangements or agreements that constitute Good Reason);

              (ii) An Eligible Participant will be deemed to have continued employment during the Continuation Period in the same position and on the same schedule as in effect immediately prior to his or her Date of Termination (without regard to any change that constitutes Good Reason) and will be deemed to have received compensation equal to the amount of the cash payment pursuant to Subsection (a) but paid ratably over the Continuation Period;

              (iii) The Participant will be deemed to commence his or her benefit under each Company Pension Plan as of his or her normal retirement date under the Company Pension Plan (of if later as of the first day of the month first following the Participant's Date of Termination) in the normal form of payment under the Company Pension Plan; and

              (iv) Actuarial equivalence will be determined based on the assumptions used as of the date of the payment pursuant to this section to determine the value of a lump sum payment of $5000 or less under the Jostens Pension Plan D (or any successor plan) or if that plan has been terminated without the establishment of a successor plan, based on the assumptions used to determine the value of lump sum payments of $5000 or less in connection with the termination.

       (c) The amounts determined under Subsections (a) and (b) will be paid in a single lump sum within ten days after the Eligible Participant's Date of Termination or, if later, within ten business days following the date of the Change in Control.

4.3.   Continuation of Certain Welfare Benefits.

       (a) Through the end of an Eligible Participant's Continuation Period or, if earlier, through the last day of the first month after the Eligible Participant's Date of Termination during which the Eligible Participant commences full-time employment, the Company will provide, or arrange to provide, medical, dental, vision and life insurance benefits (excluding premium conversion or flexible spending accounts under any cafeteria plan) to each Eligible Participant (and his or her family members and dependents who were eligible to be covered at any time during the 90-day period ending on the date of a Change in Control for the period after the Change in Control in which such family members and dependents would otherwise continue to be covered under the terms of the applicable Benefit Plan in effect immediately prior to the Change in Control) under the same terms and at the same cost to the Eligible Participant and his or her family members and dependents as similarly situated executives who continue to be employed by the Company (without regard to any reduction in such benefits that constitutes Good Reason).

       (b) To the extent an Eligible Participant incurs a tax liability (including federal, state and local taxes and any interest and penalties with respect thereto) in connection with a benefit provided pursuant to Subsection (a) which he or she would not have incurred had he or she been an active employee of the Company participating in the Company's Benefit Plan, the Company will make a payment to the Eligible Participant in an amount equal to such tax liability plus an additional amount sufficient to permit the Eligible Participant to retain a net amount after all taxes (including penalties and interest) equal the initial tax liability in connection with the benefit. For purposes of applying the foregoing, an Eligible Participant's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. The payment pursuant to this subsection will be made within ten days after the Eligible Participant's remittal of a written request therefor accompanied by a statement indicating the basis for and amount of the liability.

4.4.   Continuation of Perquisites.

       Through the end of an Eligible Participant's Continuation Period or, if earlier, through the last day of the first month after the Eligible Participant's Date of Termination during which the Eligible Participant commences full-time employment, the Company will provide the Eligible Participant with the same perquisites he or she was entitled to receive immediately prior to his or her Date of Termination (without regard to any reduction in perquisites that constitutes Good Reason).

4.5.   Excess Parachute Payments.

       (a) In the case of an Eligible Participant who, immediately prior to the date of a Change in Control, was the Chief Executive Officer of the Parent Corporation, an Executive Vice President of the Parent Corporation or a Senior Vice President of the Parent Corporation, following the Change in Control, the Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Code Section 4999 to any payment or distribution of any type by the Company to such Participant or for his or her benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Plan, any other Benefit Plan or otherwise (the "Total Payments"). If the auditor determines that the Total Payments result in an excise tax imposed by Code Section 4999 or any comparable state or local law or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company will make an additional cash payment (a "Gross-Up Payment") to the Participant within 10 days after such determination equal to an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, the Participant's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time the Participant is required to file a tax return reflecting the Total Payments, the Participant will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Excise Tax the Participant reported in such tax return, within 10 days after the later of the date on which the Participant files such tax return or the date on which the Participant provides a copy thereof to the Company. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in the Participant's tax return pursuant to this Section 4.5, the Participant will be entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within 10 days after the Participant notifies the Company of such determination. If any Other Arrangement specifically provides that benefits thereunder will be reduced or limited so that such benefits or the Total Payments will not result in the imposition of an excise tax pursuant to Code Section 4999, the reduction or limitation will apply, to the extent provided in the Other Arrangement, solely to the benefits provided pursuant to the Other Arrangement as if the benefits under the Other Arrangement constituted the entire Total Payments, and such reduction or limitation will not otherwise reduce or limit the actual Total Payments.

       (b) In the case of any Eligible Participant not described in Subsection (a), notwithstanding anything in this Plan to the contrary, if any payments or benefits to be made or provided by the Company to or for the benefit of the Participant constitute an "excess parachute payment" (as defined in Code Section 280G(b)), the payments or benefits to be made or provided in connection with this Plan will be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming subject to the excise tax imposed under Code Section 4999. The determination as to whether any such decrease in the payments or benefits to be made or provided in connection with this Plan is necessary must be made in good faith by legal counsel or a certified public accountant selected by the Company, and such determination will be conclusive and binding. In the event that such a reduction is necessary, the Participant will have the right to designate the particular payments or benefits that are to be reduced or eliminated so that no portion of the payments or benefits to be made or provided in connection with this Plan will be excess parachute payments subject to the excise tax under Code Section 4999.

4.6.   Indemnification.

       Following a Change in Control, the Company will indemnify and advance expenses to an Eligible Participant to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of the Participant's counsel) incurred in connection with all matters, events and transactions relating to such Eligible Participant's service to or status with the Company or any other corporation, employee benefit plan or other entity with whom the Eligible Participant served at the request of the Company.

                                     ARTICLE
                                       5.
                    ADMINISTRATION AND ENFORCEMENT OF RIGHTS

5.1.   Plan Administration.

       The Board has the power and authority to construe, interpret and administer the Plan. Prior to the date of a Change in Control, the Board may delegate such power and authority to any committee or individual but such delegation will automatically cease to be effective on the date of a Change in Control. Prior to (but not after) the date of a Change in Control, the power and authority of the Board and any individual or committee to whom such power and authority is in whole or in part delegated is discretionary as to all matters.

5.2.   Amendment and Termination.

       (a) Prior to the date of a Change in Control, the Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, that the effective date of any amendment that adversely affects a Qualified Employee may not be less than one year after the date on which the amendment is approved by the Board and, if a Change in Control occurs prior to the date on which the amendment would otherwise be effective, the amendment automatically will be null and void. On and after the date of a Change in Control, the Plan may be amended only if each Participant and Eligible Participant is provided with written notice of the amendment (which must include a complete and accurate description of the amendment and its intended and potential impact on Participants and Eligible Participants and a copy of the proposed amendment) at least 90 days before the adoption of the amendment and the amendment is approved by the affirmative vote of not less than 80 percent of all Participants and Eligible Participants.

       (b) The Board may terminate the Plan at any time; provided, first, that prior to the date of a Change in Control, the effective date of the termination may not be less than one year after the date on which the termination is approved by the Board; and, second, that the Plan cannot be terminated, and no termination will become effective, within the period beginning on the date of a Change in Control and ending on the last day of the thirty-sixth month that begins after the month in which the Change in Control occurs.

       (c) Any amendment or termination of the Plan must be set forth in a written instrument approved by the Board and signed by at least two officers of the Parent Corporation.

5.3.   Benefit Claims.

       A person whose employment relationship with the Company has terminated and who has not been awarded benefits under the Plan or who objects to the amount of the benefits so awarded may file a written request for benefits with the Board. The Board will review such request and will notify the claimant of its decision within 60 days after such request is filed. If the Board denies the claim for benefits, the notice of the denial will contain

       (a)    the specific reason for the denial,

       (b) a specific reference to the provision of the Plan on which denial is based,

       (c) a description of any additional information or material necessary for the person to perfect his or her claim (and an explanation of why such information is material or necessary), and

       (d)    an explanation of the Plan's claim review procedure.

       If the Board determines that a claimant is not eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant may file a petition for review with the Board within 60 days after the claimant receives the notice issued by the Board. Within 60 days after the Board receives the petition, the Board will give the claimant (and his or her counsel, if any) an opportunity to present his or her position to the Board orally or in writing, and the claimant (or his or her counsel) will have the right to review the pertinent documents. Within 60 days after the hearing (or the date of receipt of the petition if the claimant presents his or her position in writing) the Board will notify the claimant of its decision in writing, stating the decision and the specific provisions of the Plan on which the decision is based.

5.4.   Disputes.

       (a) If a Participant so elects, any dispute, controversy or claim arising under or in connection with this Plan will be settled exclusively by binding arbitration in Minneapolis, Minnesota in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association, incorporated by referenced herein; provided, that a Participant may seek specific performance of his or her right to receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with the Plan. Judgment may be entered on the arbitrator's award in any court having jurisdiction. If any dispute, controversy or claim for damages arising under or in connection with this Plan is settled by arbitration, the Company will pay, or if elected by the Participant, reimburse, all fees, costs and expenses incurred by a Participant related to such arbitration unless the arbitrator decides that the claim was frivolous or advanced by the Participant in bad faith.

       (b) If a Participant does not elect arbitration, he or she may pursue all available legal remedies. The Company will pay, or if elected by the Participant, reimburse each Participant for, all fees, costs and expenses incurred by such Participant in connection with any actual, threatened or contemplated litigation relating to this Plan to which the Participant is or reasonably expects to become a party, whether or not initiated by the Participant, if the Participant is successful in recovering any benefit under this Plan as a result of such action.

       (c) In any dispute or controversy with any Participant arising under or in connection with this Plan, the Company will not assert the Participant's failure to exhaust administrative remedies.

5.5.   Funding and Payment.

       (a) The Company may establish a Trust with an independent corporate trustee. The Trust must (i) be a grantor trust with respect to which the Company is treated as grantor for purposes of Code
              Section 677, (ii) not cause the Plan to be funded for purposes of Title I of ERISA and (iii) provide that Trust assets will, upon the insolvency of the Company, be used to satisfy claims of the Company's general creditors. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee.

       (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits that are not paid from the Trust.

       (c) Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

                                     ARTICLE
                                       6.
                                  MISCELLANEOUS

6.1.   Successors.

       The Parent Corporation will require any Successor to expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent that the Parent Corporation would be required to perform if no such succession had taken place. Failure of the Parent Corporation to obtain such assumption and agreement at least three business days prior to the time a Person becomes a Successor (or where the Parent Corporation does not have at least three business days' advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination of a Participant's employment. The date on which any such succession becomes effective will be deemed the Date of Termination and Notice of Termination will be deemed to have been given on such date. A Successor has no rights, authority or power with respect to the Plan prior to a Change in Control.

6.2.   Binding Plan.

       This Plan is for the benefit of, and is enforceable by, each Participant, each Participant's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, but a Participant may not otherwise assign any of his or her rights or delegate any of his or her obligations under this Plan. If a Participant dies after becoming entitled to, but before receiving, any amounts payable under this Plan, all such amounts, unless otherwise provided in this Plan, will be paid in accordance with the terms of this Plan to such Participant's devisee, legatee or other designee or, if there be no such designee, to such Participant's estate.

6.3.   Validity.

       The invalidity or unenforceability of any provision of the Plan does not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect.

6.4.   No Mitigation.

       No Eligible Participant will be required to mitigate the amount of any benefits the Company becomes obligated to provide in connection with this Plan by seeking other employment or otherwise and the benefits to be provided in connection with this Plan may not be reduced, offset or subject to recovery by the Company by any benefits an Eligible Participant may receive from other sources.

6.5.   No Set-off.

       The Company has no right to set-off benefits owed under this Plan against amounts owed or claimed to be owed by an Eligible Participant to the Company under this Plan or otherwise.

6.6.   Taxes.

       All benefits to be provided to each Eligible Participant in connection with this Plan will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

6.7.   Notices.

       For the purposes of this Plan, notices and all other communications provided for in, or required under, this Plan must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each Participant's or the Company's (as the case may be) respective address (provided that all notices to the Company must be directed to the attention of the chair of the Board). For purposes of any such notice requirement, the Company will use the Participant's most current address on file in the Company's personnel records. Any notice of a Participant's change of address will be effective only upon receipt by the Company.

6.8.   Effect of Plan Benefits on Other Severance Plans.

       A Participant who receives any payment under the terms of this Plan will not be eligible to receive benefits under any other severance pay plan sponsored or maintained by the Company.

6.9.   Related Plans.

       To the extent that any provision of any Other Arrangement limits, qualifies or is inconsistent with any provision of this Plan, then for purposes of this Plan, while such Other Arrangement remains in force, the provision of this Plan will control and such provision of such Other Arrangement will be deemed to have been superseded, and to be of no force or effect, as if such Other Arrangement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Plan prevents or limits a Participant's continuing or future participation in any Other Arrangement, and nothing in this Plan limits or otherwise affects the rights Participants may have under any Other Arrangement. Amounts which are vested benefits or which Participants are otherwise entitled to receive under any Other Arrangement at or subsequent to the Date of Termination will be payable in accordance with such Other Arrangement.

6.10.  No Employment or Service Contract.

       Nothing in this Plan is intended to provide any Participant with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way Participants' rights or the rights of the Company, which rights are hereby expressly reserved, to terminate a Participant's employment at any time for any reason or no reason whatsoever, with or without cause.

6.11.  Survival.

       The respective obligations of, and benefits afforded to, the Company and the Participants which by their express terms or clear intent survive termination of a Participant's employment with the Company or termination of this Plan, as the case may be, will remain in full force and effect according to their terms notwithstanding the termination of a Participant's employment with the Company or termination of this Plan, as the case may be.

6.12.  Effect on Other Plans.

       Unless otherwise expressly provided therein, benefits paid or payable under the Plan will not be deemed to be salary or compensation for purposes of determining the benefits to which a Participant may be entitled under any other Benefit Plan sponsored, maintained or contributed to by the Company.

6.13.  Prohibition of Alienation.

       No Participant will have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any benefit provided under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any interest will be void.

6.14.  Notice of Reemployment.

       If an Eligible Participant commences full-time employment during his or her Continuation Period, he or she must notify the Company not later than five business days after he or she commences full-time employment.